Exhibit 1.01

Conflict Minerals Report

This is the Conflict Minerals Report for Magal Security Systems Ltd. (“Magal”, “we” or “our”), filed with the SEC pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2018 to December 31, 2018. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on Securities and Exchange Commission (the “SEC”) registrants whose manufactured products contain Conflict Minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG") for the purposes of this assessment.

If a registrant cannot establish with complete certainty that the Conflict Minerals that are necessary to the manufacture or functionality of its products originated from sources other than the Democratic Republic of the Congo ("DRC") or an adjoining countries (together referred to as the "Covered Countries), or originate from wholly recycled or scrap sources, the registrant must submit a specialized disclosure report under the Form SD that describes the steps that the registrant took to determine the origin of the Conflict Minerals in its products.

If a registrant has reason to believe that any Conflict Minerals in its supply chain may have originated in the Covered Countries, or if the registrant is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report (a “CMR”) as an exhibit to its Form SD to the SEC that includes a description of those due diligence measures.

As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Company Overview

Magal, incorporated under the laws of the State of Israel on March 27, 1984, develops, manufactures, markets and sells comprehensive computerized physical and cyber security products and systems to high profile customers.  Our systems are used in more than 80 countries to protect sensitive facilities, including national borders, military bases, power plants, airports, seaports, prisons, industrial sites, oil and gas facilities, Olympic villages and stadiums and municipalities from intrusion, crime, sabotage or vandalism to infrastructure, assets and personnel.

Our goal in designing and implementing our Conflict Minerals risk management strategy is not to eliminate sourcing from the DRC and Covered Countries, but to encourage participation with the Responsible Minerals Initiative ("RMI") and other relevant independent third party auditing bodies, where possible.

2.	Supply Chain and Products Overview

Our products are categorized into different technologies, consisting of physical and cyber security solutions:

-	Perimeter Intrusion Detection Systems (PIDS);

-	Video Management Systems (VMS);

-	CCTV systems, including a perimeter security Robot;

-	Cyber security systems;

-	Command and control systems; and

-	Miscellaneous systems tailored for specific vertical market needs.

Our products often require the use of tin, tantalum and gold, which fall under the definition of Conflict Minerals:

•	Gold – after being melted and applied to a component part in a thin coating, forms part of Magal’s sensors.

•	Tin – used in electronic circuit cards while soldering components into the cards.

•	Gold plating – contact pins as part of connectors that Magal purchases as strictly off-the-shelf product and are soldered or attached to wire harnesses or electronic circuit cards.

•	Tantalum - forms part of capacitors that Magal purchases as strictly off-the-shelf product and is soldered or attached to the electronic cards.

Our supply chain is complex. There are multiple tiers between our company and the sources of the Conflict Minerals.  Accordingly, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components that are included in our products.

3.	Reasonable Country of Origin Inquiry

In order to conduct a Reasonable Country of Origin Inquiry on the source or origin of conflict minerals that are necessary to the functionality or production of our products, we developed a risk-based approach that focuses on all suppliers involved in the manufacture of the relevant abovementioned products that contain or use the necessary conflict minerals. We identified 55 relevant suppliers that we concluded provide us with products and components that do or may contain 3TG that are necessary to functionality or production of our products and which accounted for 90% of all applicable materials purchased by Magal in 2018.

Utilizing the Responsible Minerals Initiative's ("RMI"), formerly the Conflict Free Sourcing Initiative ("CFSI"), standard Conflict Minerals Reporting Template (“CMRT”) of at a minimum version 5.01 or higher, and the services of a third-party data management provider (“Service Provider”), we surveyed the relevant suppliers. Additionally, we sent letters to our relevant suppliers, informing them of the Rule and the Company's Conflict Minerals Policy. We reviewed the responses and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information. We received responses from 87% of the suppliers we approached.

The majority of suppliers from which we requested information indicated in their response that the information provided was at a company level (69%). Thus, the majority of the manufacturers were unable to accurately report which specific smelters or refiners (“SORs”) were part of the supply chain applicable to the components that were sold to us in 2018.

Based on information obtained in the RCOI, and taking into account the complexities of our supply chain, we do not have sufficient information from our suppliers to determine the country of origin of the Conflict Minerals used in our products or the facilities used to process those Conflict Minerals. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries, and are not from recycled or scrap sources.

In accordance with the Rule, Magal undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of its products during 2018. There is significant overlap between our RCOI efforts and the due diligence measures performed.

4.	Design of Our Due Diligence

Based on the findings of our RCOI, we designed our due-diligence process in reference to the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Guidance") and its related Supplements for 3TG.

Magal has processes in place for the purpose of exercising due diligence on its supply chain. The design of the due diligences processes conforms with the OECD Guidance as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

5.	Due Diligence Performance

Step 1 - Establish strong company management systems:

-	Our Conflict Minerals Policy is publicly available on our website at https://magalsecurity.com/about-magal/corporate-governance, and describes our commitment towards responsible sourcing.

-
We structured a team of individuals from various functions (Operations, Legal and Finance) within the organization to support the process of supply chain due diligence. The team meets to assess identified risks and determine follow up actions.

-
Magal maintains a system of controls and transparency over the mineral supply chain through use of the RMI's CMRT reporting template of, at a minimum, version 5.01 or higher. Due to the large size of our supply chain, we have also contracted a Service Provider to enhance the supplier data collection process and to help minimize sourcing risks.

-	We maintain records relating to our Conflict Minerals program for 5 years.

-	We provide training to assist our suppliers to meet our requirements.

-
We enable employees, suppliers and other stakeholders to report any concerns relating to our Conflict Minerals program through our grievance mechanism. Contact details for concerns or questions are provided in our Conflict Mineral Policy that is publically available at our website under the heading “Corporate Governance” and at the following link: https://magalsecurity.com/about-magal/corporate-governance.

Step 2 - Identify and assess risk in the supply chain:

-
We mapped and evaluated our family of products. Magal mapped the relevant agents and suppliers, as well as the manufacturers that sell to these agents and suppliers in order to identify relevant suppliers for the supply chain inquiry.

-
We surveyed our suppliers using, at a minimum, version 5.01 of the CMRT (as detailed above in "Reasonable Country of Origin" section). We compared the SORs identified by our suppliers against the lists of facilities that have received a conformant or active designation by the RMI's Responsible Minerals Assurance Process (RMAP) smelter and refiner validation program or other independent third party audit programs. We contacted suppliers that did not respond or provided inadequate responses.

-
Due to our size, the breadth and complexity of our products and the constant evolution of our supply chain, it is difficult to identify SORs in our supply chain. We do not purchase Conflict Minerals directly from mines or the SORs, and there are many tiers in the supply chain between us and the original source of the Conflict Minerals.  As a result, we rely on our direct suppliers and manufacturers to provide information regarding the origin of any Conflict Minerals. This challenge brings us to engage a  Service Provider to assist in certain aspects of the process.

Step 3 - Design and implementation of a strategy to respond to identified risks:

-	We reviewed the survey responses, assessed the risks identified and implemented a strategy to respond to those risks.

o	We followed up on inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information.

o	Relevant senior management was briefed about our due diligence efforts, risk analysis results and mitigation efforts.

o	Our team, led by our CFO, assessed identified risks and determined follow up actions, as needed.

o	Suppliers that source from uncertified SORs from the Covered Countries were contacted and were asked to submit more information about their sourcing practices, including a corrective action plan.

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Supply chain due diligence is a dynamic process and requires on-going risk monitoring. To ensure the effectiveness of risk management, after implementation of our strategy, we review the identified risks on a regular basis.

Step 4 - Carry Out Independent Third Party Audit of SORs’ Due Diligence Practices:

Magal does not have a direct relationship with 3TG SORs. As such, we do not perform direct audits of SORs in our supply chain, but rather rely on due diligence performed by organizations such as the RMI and compare SOR data received with the RMI's Standard Smelter List of SORs compliant with the RMAP program.

Step 5 - Report Annually on Supply Chain Due Diligence:

We currently, subject to SEC guidelines, report annually on our supply chain due diligence through Form SD. Our reports on Form SD are publicly available at https://magalsecurity.com/about-magal/corporate-governance.

6.	Results for the 2018 Calendar Year

The following factors materially affect the results of our assessment:

•	We are dependent on information received from our direct suppliers to conduct our good faith RCOI process;

• •
We do not have a direct relationship with 3TG SORs, nor do we perform direct audits of the other entities in our supply chain;

We have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to the Rule;

•	The information our suppliers provide us with is sometimes incomplete and requires significant follow-up;

•	Most suppliers provided responses at a company or divisional level, and not at a product level specific to the materials and components we use in the subject products;

•	Certain suppliers were unable or unwilling to specify the SORs used for materials and components supplied to us;

• •
Our ability to influence cooperation from certain suppliers was limited as we were multiple tiers away from the SORs in the supply chain; and

The information gathered from our suppliers is not obtained on a continuous, real-time basis.

We conducted a supply-chain survey of 55 of our direct suppliers that we identified may contribute necessary Conflict Minerals to our products. The overall response rate to this survey was 87%.

Response analysis:

Out of the total responses received, 48 responses were defined as complete responses and 7 responses were incomplete or inconsistent.

Declaration scope:

Based on the responses that we received, most of our suppliers delivered declaration in company level as shown below:

Company level	69%
User-defined	15%
Products list	16%

As such, Magal was unable to identify with complete certainty the country of origin of the Conflict Minerals used in the Company’s products in 2018.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the Conflict Minerals in our products include the SORs listed in Exhibit A below. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in our products or whether the Conflict Minerals in our products are from entirely recycled or scrap sources. Pursuant to the Rule, this report is not subject to an independent private sector audit.

7.	Conclusion

Due to the breadth and scope of our product categories, the resulting complexity of our supply chain, and the human and financial resources available to us, we acknowledge that the process of successfully tracing all of the Conflict Minerals used in our manufactured or contracted to manufacture products to their country of origin will take additional time and resources. Moving forward, subject to the legal requirements and any changes to the Rule, we will continue to implement commercially reasonable processes to improve the quantity and quality of supplier responses.

The failure to obtain reliable information from any level of our supply chain could have a material impact on our future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that our suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that we consider reliable or provided to us within a time frame sufficient to allow us to make our own assessment following appropriate further diligence measures, if any. The information provided in this Conflict Mineral Report speaks only as of its date. Subsequent events, including future guidelines by the SEC, and the inability or unwillingness of participants in our supply chain to provide complete and accurate information requested, may affect our future determinations under the Rule.

Cautionary Statement about Forward-Looking Statements

Statements in this Conflict Minerals Report, which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other things, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our Conflict Minerals program and our ability to identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our other filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2018. We caution that undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Exhibit A

List of identified certified SORs

Metal	Smelter or Refiner (SOR) Name	Smelter or Refiner (SOR) Country
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Kazzinc	KAZAKHSTAN
Gold	Boliden AB	SWEDEN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	T.C.A S.p.A	ITALY
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Japan Mint	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Chugai Mining	JAPAN

Gold	Bauer Walser AG	GERMANY
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Dowa	JAPAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	8853 S.p.A.	ITALY
Gold	Royal Canadian Mint	CANADA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Istanbul Gold Refinery	TURKEY
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	Italpreziosi	ITALY
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Marsam Metals	BRAZIL
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Safimet S.p.A	ITALY
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Yamakin Co., Ltd.	JAPAN
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Valcambi S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Thaisarco	THAILAND
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Tin Company Limited	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	Minsur	PERU
Tin	Fenix Metals	POLAND
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CV Gita Pesona	INDONESIA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Metallo Belgium N.V.	BELGIUM
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	Dowa	JAPAN
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	CV Dua Sekawan	INDONESIA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CV Tiga Sekawan	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Bangka Serumpun	INDONESIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Exhibit B

Countries of origin of the Conflict Minerals

Based on Magal's due diligence, the above SOR may process conflict minerals from one or more of the following countries of origin:

All 3TG metals
ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA (PLURINATIONAL STATE OF)
BRAZIL
CANADA
CHILE
CHINA
CZECH REPUBLIC
ESTONIA
FRANCE
GERMANY
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
MALAYSIA
MEXICO
MYANMAR
NETHERLANDS
NEW ZEALAND
NORWAY
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
VIET NAM
ZAMBIA
ZIMBABWE